                  DEFINITIVE LICENSE AND DISTRIBUTION AGREEMENT

This Definitive License and Distribution Agreement ("Agreement") is made effective August 1, 2004 between PEACE MOUNTAIN NATURAL BEVERAGES CORPORATION, a
Massachusetts corporation with an address of P.O Box 1445 Springfield,
Massachusetts 01101-1445 USA (hereinafter "PEACE MOUNTAIN") and Creative
Enterprises International, Inc., a Nevada corporation with an address of 825
Lafayette Road, Bryn Mawr, Pennsylvania 19010 (hereinafter "CREATIVE
ENTERPRISES") regarding the license and distribution of PEACE MOUNTAIN'S Skinny
Water, Diet Water, Skinny Tea, Skinny Juice and Skinny Shake products ("SKINNY
PRODUCTS") by CREATIVE ENTERPRISES.

WHEREAS, PEACE MOUNTAIN has researched and developed at great expense and represents that it owns all right, title and interest in and to proprietary information relating to the design, development, manufacture of the SKINNY
PRODUCTS including the good-will, trademarks and trade names associated with the aforementioned SKINNY PRODUCTS;

     WHEREAS, PEACE MOUNTAIN is offering License and Distribution rights to
CREATIVE ENTERPRISES for the manufacture, distribution and sale of the SKINNY
PRODUCTS on an exclusive basis as further defined hereunder;

     WHEREAS, CREATIVE ENTERPRISES desires to obtain such License and
Distribution right under which it provides the manufacturing, marketing, promotion, distribution and order fulfillment for the SKINNY PRODUCTS;

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT, AS INDICATED BY THE
NOTATION "****", PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION. REDACTED PORTIONS OF THIS EXHIBIT HAVE
BEEN FILED SEPARATELY WITH THE COMMISSION.

NOW, THEREFORE, in view of the foregoing premises and in consideration of the mutual covenants herein contained, PEACE MOUNTAIN and CREATIVE ENTERPRISES agree as follows:

RIGHTS GRANTED

     1.1 The Letter of Agreement ("LOA"), Schedule A, between PEACE MOUNTAIN and
     CREATIVE ENTERPRISES dated February 26, 2004 is incorporated by reference hereunder. In the event of any conflict of terms between the LOA and this
     Agreement, this Agreement shall govern the parties.

     1.2 PEACE MOUNTAIN grants to CREATIVE ENTERPRISE exclusive License and
     Distribution rights to the SKINNY PRODUCTS for three years as defined in the LOA.

     1.3 CREATIVE ENTERPRISES is granted rights to bottle the SKINNY PRODUCTS.
     CREATIVE ENTERPRISES will bottle the SKINNY PRODUCTS either using concentrate purchased from PEACE MOUNTAIN or concentrate which it produces in accordance with formulations agreed upon with PEACE MOUNTAIN, such agreement which shall not be unreasonably withheld. All ingredients shall be GRAS.

     1.4 PEACE MOUNTAIN grants a right of first refusal to CREATIVE ENTERPRISES to enter into a license and distribution agreement for future SKINNY
     PRODUCTS on same terms and conditions as mutually agreed upon by the parties. CREATIVE ENTERPRISES shall have 30 days after receiving notice from PEACE MOUNTAIN of PEACE MOUNTAIN'S intention to place the newly developed SKINNY PRODUCTS on the market to enter into a definitive license agreement for such additional SKINNY PRODUCTS otherwise it shall be deemed to have declined to exercise its right.

MARKETING EFFORTS

     2.1 CREATIVE ENTERPRISES agrees to use reasonable efforts to market PEACE
     MOUNTAIN'S SKINNY PRODUCTS continuously during the term of this Agreement, and any subsequent renewals thereof using commercially acceptable practices consistent with the ordinary course of business for similar products in the industry while following sound business judgment.

     2.2 CREATIVE ENTERPRISES has spent nearly [****] to-date since the signing of the LOA in the areas of label design, legal review of the labels, setting up national warehouse and trucking infrastructure, publicity and the hiring of distributors.

[*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

     2.3 CREATIVE ENTERPRISES plans to spend an additional [****] in marketing and promotion during the remainder of 2004 and during 2005 to launch the
     SKINNY PRODUCTS. The expenditures to used for travel/entertainment expenses, distributor commissions and advance payments, focus groups, samples, branding, trade show exhibits, distributor sales meeting, sponsored events, trade advertising, web promotions oriented at customer loyalty, and sales activities to cultivate national retailers such as
     Target, 7-11, Albertson's, and Walgreens.

     2.4 CREATIVE ENTERPRISES plans to complete the various milestones as defined on SCHEDULE D for a launch of the SKINNY PRODUCTS during the
     2004-2005 timeperiod. The events and timelines on SCHEDULE D are for planning purposes and subject to change based on actual market conditions.

TERM

     3.1 The term of this Agreement shall be for an initial period of three (3)
     years commencing on the effective date and shall automatically renew for additional one year terms under the same terms and conditions contained herein. Said renewals to take effect automatically following the expiration of the previous term unless terminated as provided hereunder.

TERMINATION

     4.1 PEACE MOUNTAIN may terminate this Agreement for cause if:

          i.   commencing no later than January 2005 CREATIVE ENTERPRISES shall bottle SKINNY PRODUCTS, such amount bottled increasing
               periodically thereafter such that no later than December 2005 the ongoing run-rate representing the average weekly quantity
               bottled shall equate to the amount necessary to produce [****]
               bottles of [****] size ("Minimum Purchase Amount"); or

          ii.  in subsequent renewal terms, CREATIVE ENTERPRISES fails to bottle weekly in a ongoing average monthly run-rate a quantity of the
               SKINNY PRODUCTS which is [****] greater than the Minimum Purchase
               Amount for the preceding period; or

          iii. CREATIVE ENTERPRISES materially breaches any obligation under this Agreement and/or the LOA and such breach remains uncured after thirty (30) days.

     4.2 The obligations of confidentiality of Paragraph 9 shall survive the term of this agreement until one of the exceptions of Paragraph 9.5 shall apply.

     4.3 CREATIVE ENTERPRISES may cure a breach of this Agreement for failure to bottle the Minimum Purchase Amount under 4.1 (i) or 4.1 (ii) by making a payment

[*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

     to PEACE MOUNTAIN in the amount of $10,000 for each month where CREATIVE
     ENTERPRISES is in breach of the aforementioned performance criteria.

     ROYALTIES AND COMPENSATION.

     5.1 If CREATIVE ENTERPRISES purchases the concentrate for SKINNY PRODUCTS from PEACE MOUNTAIN, CREATIVE ENTERPRISES shall pay PEACE MOUNTAIN the factory cost for the concentrate. Factory cost shall include the cost of the actual ingredients plus reasonable and ordinary direct expenses attributable to PEACE MOUNTAIN'S production costs including but not limited to packaging costs, labor, overhead, shipping and other related expenses involved in the production of concentrate.

     5.2 PEACE MOUNTAIN'S compensation from CREATIVE ENTERPRISES for the License and Distribution rights granted shall be [****] of the Gross Profits generated from the sale of the SKINNY PRODUCTS. Gross Profit shall mean revenue collected less [****]. Marketing and direct sales expenses shall be based on the [****] paid to third parties [****] by CREATIVE ENTERPRISES.
     Gross Profits shall be paid on at least a calendar year basis but calculated and reserved on the books of CREATIVE ENTERPRISES at quarterly intervals.

     5.3 During the period of August 1, 2004 through December 31, 2005, CREATIVE
     ENTERPRISES shall pay to PEACE MOUNTAIN advances against its share of the
     GROSS PROFITS. The amount of the advance each month shall be [****] for
     August 2004 through December 2004, and shall increase in January 2005 to
     [****] per month for the remaining months through December 2005. All payments shall be made in advance on the first day of each month.

     All payments shall be non-recourse advances against PEACE MOUNTAIN'S profit share for the period August 2004 through December 2005. Advance payments made by CREATIVE ENTERPRISES during the period can only be offset against profits owed to PEACE MOUNTAIN during the August 2004 through December 2005 period. If the actual profits owed by CREATIVE ENTERPRISES for the period exceed the amount advanced to PEACE MOUNTAIN, then CREATIVE ENTERPRISES shall be obligated only to pay any amounts which exceed the total of the advance payments. If the actual profits are less than the total amount of all advance payments made by CREATIVE ENTERPRISES, PEACE MOUNTAIN shall not be obligated to repay or credit the shortfall against profits earned in subsequent periods.

[*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

     5.4 All shipments of concentrate by PEACE MOUNTAIN to CREATIVE ENTERPRISES shall be F.O.B Worcester, MA or any other shipping point selected by PEACE
     MOUNTAIN which is equal or a lesser distance from CREATIVE ENTERPRISES'
     offices.

     5.5 CREATIVE ENTERPRISES shall reimburse PEACE MOUNTAIN for PEACE
     MOUNTAIN'S out of pocket expenses related to the development and modification of the SKINNY PRODUCTS, legal expenses for license agreements and protection of intellectual property (including costs for foreign trademark registrations which shall commence upon the signing of this
     Agreement), and other expenses incurred at the bequest of CREATIVE
     ENTERPRISES associated with the introduction of the SKINNY PRODUCTS including but not limited to travel and entertainment expenses. Reimbursed expenses shall be directly related to this Agreement and payable upon presentation of actual copies of invoices or bills.

     RECORDS AND INSPECTION

     6.1 CREATIVE ENTERPRISES shall provide to PEACE MOUNTAIN on a quarterly basis reporting which indicates its plans for the upcoming three month for the marketing and promotion of the SKINNY PRODUCTS.

     6.2 CREATIVE ENTERPRISES shall provide to PEACE MOUNTAIN on a quarterly basis a report of the actual marketing and promotion expenditures for the previous three month period.

     6.3 PEACE MOUNTAIN shall have the right upon reasonable notice to CREATIVE
     ENTERPRISES to inspect the records of CREATIVE ENTERPRISES for the purposes of reviewing any contracts or other agreements for which CREATIVE
     ENTERPRISES has entered which affects the sale, marketing, distribution or manufacture of the SKINNY PRODUCTS.

     6.4 PEACE MOUNTAIN shall have the right to periodically inspect samples of the bottled SKINNY PRODUCTS to ensure that the SKINNY PRODUCTS are consistent with PEACE MOUNTAIN'S formulation.

     6.5 CREATIVE ENTERPRISES shall provide to PEACE MOUNTAIN on a quarterly basis accounting indicating the quantity of SKINNY PRODUCTS produced and shipped for the previous period.

     TRADEMARKS AND COPYRIGHTS

     7.1 Throughout the term of this Agreement, CREATIVE ENTERPRISES shall have the right to utilize PEACE MOUNTAIN'S trademarks and copyrights for the
     SKINNY PRODUCTS for exclusive purpose of promoting and selling the SKINNY
     PRODUCTS. PEACE MOUNTAIN grants to CREATIVE ENTERPRISES an exclusive license to use the aforementioned trademarks and trade names
     ("MARKS") associated with the SKINNY PRODUCTS for the sole purpose of promoting, selling and distributing the SKINNY PRODUCTS. Notwithstanding such exclusive license of the MARKS to CREATIVE ENTERPRISES, PEACE MOUNTAIN shall retain all its existing rights of use and ownership in the MARKS.

     7.2 Such MARKS are listed on Schedule C. CREATIVE ENTERPRISES will submit to PEACE MOUNTAIN any proposed use of the MARKS for PEACE MOUNTAIN'S approval prior to commencing such use.

     7.3 CREATIVE ENTERPRISES will submit to PEACE MOUNTAIN copies of all uses of PEACE MOUNTAIN'S trademarks and copyrights including but not limited to advertisements, promotional materials or any other use.

     7.4 CREATIVE ENTERPRISES shall have the right to modify and revise promotional materials, labeling and packaging of the SKINNY PRODUCTS provided that any such modifications or revisions do not adversely affect the PEACE MOUNTAIN trademarks, trade names or good-will associated with the
     MARKS.

     7.5 CREATIVE ENTERPRISES shall identify all SKINNY PRODUCTS and promotional materials including any web sites:

          (a)  as bottled under license from PEACE MOUNTAIN with following language appearing on the PRODUCT label and in conjunction will all advertising or web promotion:

               "bottled under license from Peace Mountain Natural Beverages
               Corp."

          (b)  and identifying PEACE MOUNTAIN's rights in the trademark "Skinny
               Water" on the PRODUCT label and all marketing materials as follows:

               "Skinny Water" is registered trademark of Peace Mountain Natural
               Beverages Corporation"

     NON- COMPETITION

     8.1 CREATIVE ENTERPRISES agrees not to reverse engineer, determine the formulation of or copy in any other form or manner PEACE MOUNTAIN'S SKINNY
     PRODUCTS.

     8.2 CREATIVE ENTERPRISES agrees that during the term of this Agreement it will not distribute any other product that may be a competitive product to the SKINNY PRODUCTS. Competitive products for the purposes of this
     Agreement shall mean any enhanced water product offering weight loss.

     CONFIDENTIAL INFORMATION

     9.1 PEACE MOUNTAIN may disclose certain of its confidential information such as formulations for the SKINNY PRODUCTS and other non-public information, technical data, financial information, corporate practices, procedures and other data owned or used by it, which, together with all photographs, copies, reproductions, extractions, tracings, outlines, paraphrasing, bulletins, memoranda, manuals, records, summaries, letters, books and notes in which the same may be embodied it considers to be proprietary information ("TRADE SECRETS").

     9.2 CREATIVE ENTERPRISES agrees that any TRADE SECRETS disclosed hereunder shall be and remain exclusively the property of PEACE MOUNTAIN and shall be held in the strictest confidence by CREATIVE ENTERPRISES. No TRADE SECRETS may be disclosed or delivered to others (other than employees, consultants and representatives of CREATIVE ENTERPRISES with a need to know, provided that such persons agree to abide by the terms of confidentiality of this
     Agreement with respect to PEACE MOUNTAIN'S TRADE SECRETS received by such person) or used by the party receiving it for any purpose (other than the limited purpose of performance of rights granted in this Agreement) without the prior written consent of PEACE MOUNTAIN.

     9.3 Except as necessary for the performance of the limited purpose as contemplated by this Agreement or as expressly authorized in writing by
     PEACE MOUNTAIN, CREATIVE ENTERPRISES, or any party receiving such TRADE
     SECRETS from CREATIVE ENTERPRISE, agrees that it will not copy, take noteof, photograph, outline, summarize, reproduce in any way, disclose or use the TRADE SECRETS or any part thereof and that such party will return to PEACE MOUNTAIN, upon PEACE MOUNTAIN'S request, all documents provided by
     PEACE MOUNTAIN and all copies, summaries, notes and outlines thereof.

     9.4 CREATIVE ENTERPRISES hereto shall take reasonable measures to prevent unauthorized disclosure of TRADE SECRETS and treat such TRADE SECRETS with at least the degree of care that it would for its own proprietary
     Information. Notwithstanding, CREATIVE ENTERPRISES shall use at minimum upmost care in protecting the confidentiality of TRADE SECRETS.

     9.5 The obligations of confidentiality set forth in this Agreement shall not apply to:

                    a. Information which is in the public domain as of the date of this Agreement or which later comes into the domain from a source other than any party hereto receiving it pursuant to this Agreement;

                    b. Information approved for release by written authorization of PEACE MOUNTAIN;

                    c. Information rightfully acquired by a party on a non-
          confidential basis from a third party having a right to disclose the same;

                    d. Information rightfully known to a party prior to receipt of the proprietary information and

                    e. Information developed by a party subsequent to the date of disclosure hereunder without reliance on any proprietary information of the other party except to the extent of such party's right to use such information.

     9.6 CREATIVE ENTERPRISES may disclose TRADE SECRETS and other Proprietary
     Information received from PEACE MOUNTAIN to the extent legally compelled to do so by any order, subpoena or document discovery request provided that prior to disclosure, written notice of such disclosure is furnished to the
     PEACE MOUNTAIN as soon as practicable in order to afford PEACE MOUNTAIN an opportunity to seek a protective order (it being agreed that if PEACE
     MOUNTAIN is unable to obtain or does not seek a protective order and
     CREATIVE ENTERPRISES is legally compelled to disclose such information, disclosure of such information may be made without liability).

     9.7 These obligations of confidentiality shall supplement and supercede any conflicting provisions in the any confidentiality agreement executed by the parties prior to the signing of this Agreement including but not limited to the confidentiality agreement dated February 12, 2004 which is attached as
     Schedule B.

DISCLAIMERS AND WARRANTIES

     10.1 PEACE MOUNTAIN warrants that it has the right, title and interest in the SKINNY PRODUCTS and has the right to grant the license made hereunder, but it makes no warranty or representation that said licensed copyright nor that any product manufactured pursuant to this Agreement will not infringe upon the patent or rights of another.

     LIMITATION OF LIABILITY. NEITHER SPECIAL, INCIDENTIAL OR CONSEQUENTIAL
     DAMAGES SUFFERED BY A PARTY SHALL BE LIABLE FOR ANY OTHER PARTY, ANY OF ITS
     AFFILIATES, ANY OF ITS SUBLICENSEES OR ANY THIRD PARTY ARISING OUT OF, OR
     IN CONNECTION WITH, THE LICENSE OR USE OF THE TECHNOLOGY OR SALE OR USE OF
     ANY LICENSED PRODUCT. IN ADDITION TO THE FOREGOING, NEITHER LICENSOR NOR
     LICENSEE SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR
     CONSEQUENTIAL DAMAGES SUFFERED BY THE OTHER PARTY, ANY AFFILIATE OR

     SUBLICENSE OF THE OTHER OR ANY THIRD PARTY ARISING OUT OF, OR IN CONNECTION
     WITH, THIS AGREEMENT, THE PERFORMANCE BY EITHER PARTY OF ANY OF ITS
     OBLIGATIONS HEREUNDER, ANY REPRESENTATION OR WARRANTY OF EITHER PARTY
     HEREUNDER OR OTHERWISE, EXCEPT ANY SUCH DAMAGES WHICH ARISE OUT OF, OR
     RESULT FROM, ANY INTENTIONAL AND KNOWING BREACH OF THIS AGREEMENT. THE
     FOREGOING LIMITATIONS APPLY TO ALL CLAIMS, INCLUDING, WITHOUT LIMITATION,
     BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY,
     MISREPRESENTATION OR OTHER TORTS.

     NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE FOREGOING
     IS IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED, WHENEVER ARISING BY LAW,
     CUSTOM OR CONDUCT. IN NO EVENT SHALL LICENSOR BE LIABLE FOR INDIRECT OR
     CONSEQUENTIAL DAMAGES.

NOTICES

     11.1 All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission
     (receipt verified), telexed, mailed or registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a
     Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

          If to PEACE MOUNTAIN addressed to:

          John David Alden
          Peace Mountain Natural Beverages Corp.
          57 Cooley Drive
          Longmeadow, MA 01106-1397

          If to CREATIVE ENTERPRISES addressed to:

          Michael Salaman
          Creative Enterprises International, Inc.
          825 Lafayette Road
          Byrn Mawr, PA 19010-1816

SEVERABILITY

     12.1 If any section, paragraph or subparagraph of this Agreement or any portion hereof is held to be indefinite, invalid, illegal or otherwise void, voidable or unenforceable, the same shall be severable and severed from this Agreement, and the balance of the Agreement shall continue in full force and effect. If any provision of this Agreement conflicts with any present or future statute, bylaw, ordinance or regulation, contrary to which the parties have no legal right to contract, or if any provision of this Agreement is deemed unreasonable, then the parties hereto agree that such provision shall be curtailed and limited to the extent necessary and bring it within the requirements of the law, and the Agreement shall remain valid and enforceable, and the parties to be bound by and perform this
     Agreement as thus modified.

DISPUTE RESOLUTION

     13.1 In the event any dispute or controversy arises out of or in connection with this Agreement, the Parties agree to exercise their best efforts to resolve the dispute or controversy as soon as possible within sixty (60)
     days of notice from one party to the other of such dispute or controversy.
     The Parties shall, without delay, continue to perform their respective obligations under this Agreement which are not affected by such dispute or controversy. With the exception of instances in which irreparable harm is imminent, the Parties shall first attempt to resolve the dispute in the aforementioned manner.

     13.2 However, if either Party fails or refuses to participate in such negotiations, or if, in any event, the dispute, controversy or claim is not resolved to the satisfaction of both Parties within the sixty (60) day period, any such dispute, controversy or claim shall be settled by arbitration. Any such arbitration shall be conducted in accordance with the rules of the American Arbitration Association and shall take place in
     Springfield, Massachusetts. The Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the United States of America. The arbitrators shall include one independent, unaffiliated nominee selected by each Party and a third neutral arbitrator selected by such nominees. The Parties agree that any arbitration panel shall include members knowledgeable as to the beverage industry. Judgment upon the award rendered may be entered in the highest state or federal court or forum, state or federal, having jurisdiction. The prevailing Party shall be entitled to reasonable attorney's fees and costs to be fixed by the arbitrators.

MISCELLANEOUS

     14.1 Applicable Law. This Agreement shall be governed by the Commonwealth of Massachusetts.

     14.2 Forum and Venue. Any legal action or proceeding with respect to this
     Agreement may be brought in the courts of the Commonwealth of Massachusetts or any United States District Court in such State, and the parties hereby irrevocably consent to the jurisdiction of such courts for the purpose of any action or proceeding and waive any claim of lack of jurisdiction or forum non conviens.

     14.3 Assignability. Neither party hereto shall, without prior written consent of the other party, assign this Agreement or any other right or obligation hereunder. However, either party reserves the right to assign this Agreement to a successor of substantially the entire business to which this Agreement relates or to any Affiliate provided that such successor or such Affiliate as the case may be agrees in writing to be bound by all of the terms of this Agreement.

     14.4 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but nothing contained herein shall be deemed to permit assignment by either Party except as otherwise permitted in this Agreement.

     14.5 Entire Agreement. This Agreement supersedes all prior Agreements, understandings and arrangements; oral or written, among the parties. This
     Agreement shall be amended only by written agreement between the Parties.
     The provisions of this Agreement will be construed as agreements which are independent of any other agreement between the parties hereto and the existence of any claim or cause of action by either of them against the other, whether predicated on this or any other agreement, shall not constitute a defense or offset to the enforcement of the covenants contained in this Agreement.

     14.6 Force Majeure. If either party is prevented from or delayed in carrying out any of the provisions of this Agreement by reasons of any acts of God, war, accidents, labor disturbances, break-down of plant equipment, lack or failure of transportation facilities, source of supply of labor, raw materials, power or supplies, or by reasons of any law, order proclamation, regulation, ordinance, demand or requirement of any
     Government or any subdivision, authority or representatives of any such
     Government, or by reason of any other cause whatsoever beyond the reasonable control of the party, preventing or delayed the performance of its obligations hereunder, the party so presented in or delayed shall be excused from such performance to the extent and during the period of such prevention or delay, without, however, extending the terms of this
     Agreement. Any obligation to pay money shall in no event be excused but shall be suspended only until the cessation of any cause of prevention from or delay in the performance of such obligation.

     14.7 No Partnership. Nothing in this Agreement shall be deemed to constitute a partnership between the parties nor shall either party be taken to have any authority to bind or commit the other or be taken to have authority to act as the agent of the other or in any other capacity other than as expressly authorized in this Agreement. No Waiver. No waiver of any right under this Agreement shall be deemed effective unless the same is set forth in a writing signed by the party giving such waiver, and no waiver of any right shall be deemed to be a waiver of such right, or any other rights hereunder, in the future.

ENTIRE AGREEMENT

     15.1 The foregoing contains the entire and only Agreement between the parties regarding this Agreement. All prior and collateral representations, promises or conditions in connection with the subject matter are merged herein. Any representation, promise or condition not incorporated herein shall not be binding on either party.

     15.2 This agreement shall not be amended, modified or changed, except by written instrument signed by the parties. The Parties acknowledge, execute and deliver all such further documents, instruments or assurances and to perform all such acts or deeds as may be reasonably required from time to time in order to carry out the terms of this Agreement

IN WITNESS WHEREOF, PEACE MOUNTAIN and CREATIVE ENTERPRISES have executed this
Agreement intending to be legally bound thereby, as of the effective date first above set forth.

PEACE MOUNTAIN NATURAL BEVERAGES CORPORATION

By: /s/ John David Alden
    ----------------------------------
Dated: August 4, 2004

CREATIVE ENTERPRISES INTERNATIONAL, INC

By: /s/ Michael Salaman
    ----------------------------------
Dated: August 4, 2004

                                   SCHEDULE A

       LETTER OF AGREEMENT BETWEEN PEACE MOUNTAIN AND CREATIVE ENTERPRISES
                             DATE FEBRUARY 26, 2004

                               LETTER OF AGREEMENT

          This Letter of Agreement ("LOA") sets forth the basic agreement between Peace Mountain Natural Beverage ("PEACE MOUNTAIN") and Creative
Enterprises International, Inc. ("CREATIVE ENTERPRISES"), collectively referred to hereafter as the PARTIES, regarding agreements concerning the license and distribution of PEACE MOUNTAIN'S Skinny Water products ("PRODUCTS") by CREATIVE
ENTERPRISES. The PARTIES recognize that there may be further additional terms and conditions to be incorporated in a definitive License and Distribution
Agreement ("AGREEMENTS"). Each party intends to be bound by the following terms and conditions in this LOA and such definitive Agreements when are formally executed by the PARTIES.

     WHEREAS, PEACE MOUNTAIN has researched and developed at great expense and represents that it owns all right, title and interest in and to proprietary information relating to the design, development, manufacture of the PRODUCTS including the good-will, trademarks and trade names associated with the aforementioned PRODUCTS;

     WHEREAS, PEACE MOUNTAIN is offering License and Distribution rights to
CREATIVE ENTERPRISES for the manufacture, distribution and sale of the PRODUCTS on an exclusive basis as further defined hereunder;

     WHEREAS, CREATIVE ENTERPRISES desires to obtain such License and
Distribution right under which it provides the manufacturing, marketing, promotion, distribution and order fulfillment for the PRODUCTS;

          THEREFORE, the parties set forth the following general terms:

1. PEACE MOUNTAIN grants to CREATIVE ENTERPRISE exclusive License and
Distribution rights to the PRODUCTS worldwide for three years. Notwithstanding such grant of exclusivity, PEACE MOUNTAIN shall retain the right to sell to the specific customers identified in Schedule A ("HOUSE ACCOUNTS").

2. Under the License rights, CREATIVE ENTERPRISES shall purchase from PEACE
MOUNTAIN concentrate for the PRODUCTS and CREATIVE ENTERPRISES will contract for the bottling of the PRODUCTS, such bottling to use the concentrate purchased from PEACE MOUNTAIN and in the formulation prescribed by PEACE MOUNTAIN.

3. PEACE MOUNTAIN provides concentrate to CREATIVE ENTERPRISES at the cost of
$[xxx] FOB shipping point. One gallon of concentrate will yield approx, [xxx]
gallons of retail product. The purchase of the concentrate by CREATIVE
ENTERPRISES will be the license royalty payment to PEACE MOUNTAIN.

4. PEACE MOUNTAIN may disclose certain of its confidential information such as formulations for the PRODUCTS and other information it considers to be proprietary information ("TRADE SECRETS"). CREATIVE ENTERPRISES has entered into a Confidentiality Agreement (Schedule B) with PEACE MOUNTAIN in order to protect the TRADE SECRETS of PEACE MOUNTAIN. CREATIVE ENTERPRISES shall ensure that all vendors and sub-contractors who receive PEACE MOUNTAIN's confidential information shall enter into and be bound by the Confidentiality Agreement between CREATIVE ENTERPRISES and PEACE MOUNTAIN.

5. The initial term of this LOA and the License and Distribution Agreements shall be for a period of three years commencing from the date entered on the signature lines below. The License and Distribution Agreements will be renewed for additional one year terms with the minimum quantity increasing in each renewal term by [xxx] above the prior term.

6. This LOA, and the License and Distribution Agreements shall terminate prior to the three year term, or during any subsequent renewal term, if CREATIVE
ENTERPRISES fails to sell a minimum weekly volume of the PRODUCTS which is equivalent to [xxx] bottles of [xxx] size during the initial term or the adjusted higher minimum quantities for subsequent renewal terms, as provided in
Paragraph 5. The minimum weekly volume shall become effective six months after the signing of the LOA.

[* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

7. CREATIVE ENTERPRISES will not enter into any License or Distribution
Agreements, market, promote or otherwise sell any products which are competitive to the PRODUCTS. Competitive products for the purposes of this Agreement shall mean any enhanced water product offering beauty, weight loss and/or energy improvement attributes.

8. PEACE MOUNTAIN grants to CREATIVE ENTERPRISES a first right of refusal on future Peace Mountain products subject to terms and conditions to be negotiated at that time; however the intention of the PARTIES is to have terms consistent with this LOA and the AGREEMENTS.

9. CREATIVE ENTERPRISES will submit an outline of its proposed marketing efforts within 60 days of signing the LOA. These marketing efforts will initially include but not be limited to focus groups and market research intended to determine market acceptance and opportunity for the PRODUCTS.

10. Prior to or at the time of signing the AGREEMENTS, CREATIVE ENTERPRISES will submit to PEACE MOUNTAIN a comprehensive business and marketing plan. CREATIVE
ENTERPRISE estimates at this time to the best of its ability that it will invest from [xxx] during the first months after signing the AGREEMENTS for promotion of the PRODUCTS.

11. PEACE MOUNTAIN grants to CREATIVE ENTERPRISES an exclusive license to use its trademarks and trade names ("MARKS") associated with the PRODUCTS for the sole purpose of promoting, selling and distributing the PRODUCTS.
Notwithstanding such exclusive license of the MARKS to CREATIVE ENTERPRISES,
PEACE MOUNTAIN shall retain all its existing rights in the MARKS.

Such MARKS are listed on Schedule C. CREATIVE ENTERPRISES will submit to PEACE
MOUNTAIN any proposed use of the MARKS for PEACE MOUNTAIN'S approval prior to commencing such use.

12. CREATIVE ENTERPRISES shall have the right to modify and revise promotional materials, labeling and packaging of the PRODUCTS provided that any such modifications or revisions do not adversely affect the PEACE MOUNTAIN trademarks, trade names or good-will associated with the MARKS.

13. PEACE MOUNTAIN'S compensation from CREATIVE ENTERPRISES for the Distribution rights granted shall be [xxx] of the Gross Profits generated from the sale of the PRODUCTS. Gross Profit shall mean revenue collected less cost of goods sold, marketing and direct sales expenses, but before all taxes and general administrative expenses. Marketing and direct sales expenses shall be based on the actual cost paid to third parties without any additional mark-up by CREATIVE
ENTERPRISES.

[* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

14. In the event either of the PARTIES breaches or fails to perform its obligations ("BREACH") under the LOA, the party alleging the BREACH shall notify in writing the breaching party and provide the breaching party with 30 days to cure such breach. If such breach has not been cured within 30 days, the party alleging the breach may terminate its obligations under the LOA and the
AGREEMENTS by delivering written notification to the other party.

16. The PARTIES are issuing this LOA on the understanding that this LOA is binding on each party hereto and that it may be supplemented with the addition of a mutually acceptable License and Distribution Agreements.

17. This Letter of Agreement shall be governed by the laws of the Commonwealth of Massachusetts and any action relating to this agreement shall be brought in
Springfield, Massachusetts in the United States District Court for the District
of Massachusetts.

                Agreed and Accepted on the date indicated below:

                CREATIVE ENTERPRISES INTERNATIONAL INC.

                /s/ Michael Salaman
                --------------------------
                Michael Salaman
                Its: CEO President
                Date: 2-26-04

                PEACE MOUNTAIN NATURAL BEVERAGES CORP.

                /s/ John David Alden
                --------------------------
                John David Alden
                Its: President
                Date: FEB. 26, 2004

                                   SCHEDULE A

                        PEACE MOUNTAIN "HOUSE ACCOUNTS":

                                  SCHEDULE B -

                CONFIDENTIALITY AGREEMENT DATE FEBRUARY 12, 2004

                        SCHEDULE C - TRADEMARKS LICENSED

SKINNY SHAKE   U.S. Reg. No. 2743268

SKINNY WATER   U.S. Reg. No. 2557075

SKINNY TEA     U.S. Reg. No. 2657057

SKINNY JUICE   U.S. Reg. No. 2657083

DIET WATER     U.S. Reg. No. 2576866